FORM S-1/A
AMENDMENT NO. 1

REGISTRATION STATEMENT

UNDER

 THE SECURITIES ACT OF 1933

CK VINEYARDS, INC.

(Name of small business issuer in its charter)

California	3187338	80-414623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39730 Calle Contento

Temecula, CA 92591-4014

Phone: (760) 310-3356

(Address and telephone number of principal executive offices and place of business)

________________

Robert Kipper

Chief Executive Officer

39730 Calle Contento

Temecula, CA 92591-4014

Phone: (760)310-3356

 (Name, address and telephone number of agent for service)

Copies to:

Warren Nemiroff

Law Offices of Warren Nemiroff

9595 Wilshire Blvd., Suite 900

Beverly Hills, CA 90212

Tel: (310) 285-1559   (310) 285-1559  Fax: (310) 492-4394

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting Company)	☐	Smaller reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum offering Price per share	Proposed Maximum Aggregate offering Price	Amount of Registration Fee
Common Stock	50,000,000	$0.50	$25,000,000	$ 2,902.50
Total	50,000,000	$0.50	$25,000,000	$2,902.50

(1)  Registration Fee (previously paid).

(2)  The offering price was arbitrarily determined by CK Vineyards, Inc.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the
Securities Act of 1933, as amended (the "Securities Act").

EXPLANATORY NOTE: CK Vineyards, Inc. is filing this Amendment No. 1 to our Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission on June 2, 2011 to update the financial statements.

PROSPECTUS

CK VINEYARDS, INC.

Common Stock

The date of this Prospectus is __________, 2011.

CK Vineyards, Inc. is offering for sale 50,000,000 shares of common stock. There are no underwriters.

By means of this prospectus a number of our shareholders are offering to sell up to 50,000,000 shares of our common stock at a price of $0.50 per share. If and when our stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, or at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

As of the date of this prospectus there was no public market for our common stock. Although we plan to have our shares listed on the OTC Bulletin Board or any other public market. We may not be successful in establishing any public market for our common stock because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen in the market place, etc.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS. SEE “RISK FACTORS” STARTING ON PAGE 7 OF THIS PROSPECTUS.

There are no underwriters, discounts or commissions.

This prospectus will not be used before the effective date of the registration statement.

Information in this prospectus will be amended or completed as needed.

This registration statement has been filed with the securities exchange commission.

These securities will not be sold until the registration statement becomes effective.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

	Per Share	Total
Public offering price	$0.50	$25,000,000
Possible Proceeds	$0.50	$25,000,000

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until May 17, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Item 501 of Regulation S-K (§229.501 of this chapter) Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” means CK Vineyards, Inc.

Principal Offices

Our principal executive offices are located at 39730 Calle Contento, Temecula, CA 92591-4014. Our telephone number is (760)310-3356.

Our Business

CK Vineyards, Inc. (the "Company") was incorporated in the State of California on January 16, 2009 to engage in growing the finest grapes, producing the finest wines, and attracting the finest people in and around the Temecula Valley.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock Outstanding and Related Stockholder Matters

As of the date hereof, the Company has 500,000,000 shares of common stock no par value authorized with 30,000 issued and outstanding.

The Offering

Common stock offered	50,000,000 shares of common stock. This number represents 100% percent of our current outstanding common stock (1).

Common stock outstanding before the offering	30,000 common shares as of July 12, 2011.

Common stock outstanding after the offering	50,030,000 shares.

Terms of the Offering

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	See “Use of Proceeds” on page 8.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1)	Based on no shares of common stock outstanding as of July 12, 2011.

Summary Financial Information

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements as of March 31, 2011.

Balance Sheet Data

March 31, 2011
Assets Current assets
Cash and cash equivalents	$311
Deposit	1,000

Total assets	$1,311

Liabilities and Stockholders' Deficit

Current liabilities
Related Party Payable	$12,600
Total Current Liabilities	12,600
Total Liabilities	12,600
Stockholders’ Equity: Common Stock, 500,000,000 shares authorized, and 30,000 shares issued no par value	1,055

Deficit accumulated during development stage	(12,344)
Total stockholders' equity (Deficit)	(11,289)

Total liabilities and stockholders' equity	$1,311

Disclosure Regarding Forward Looking Statements

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, under the heading “Risk Factors” and include, among others:

•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products on the Internet;

•	the incurrence of material product liability and product recall costs;

•	costs of compliance and our failure to comply with government regulations;

•	our failure to keep pace with the demands of our customers for new products;

•	the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

Our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel. We do not have an employment agreement with our executive officer, and we cannot guarantee that any such person will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, we do not maintain key person life insurance on any of our executive officers. If we lose or are unable to obtain the services of key personnel, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related To This Offering

NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact   a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ITEM 4. USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of this offering of approximately $25,000,000 million, based on an assumed initial public offering price of $0.50 per share

The principal purposes of this offering are to obtain additional capital, to create a public market for our common stock, to facilitate our future access to the public equity markets and to increase our visibility in our markets. We expect to use the net proceeds of this offering for general corporate purposes. We may also use a portion of the net proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business.

Proceeds will be used to finance the Company's ongoing start-up expenses, all costs associated with on and off site construction and infrastructure, and the cash shortfall until cash flow break even is achieved.  Additionally, funds advanced will help to expedite the projected timeline which will, consequently, minimize the overall costs associated with the initial start-up, intended growth, and general operation. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. The goal with respect to the investment of these net proceeds will be capital preservation and liquidity so that these funds are readily available to fund our operations.

ITEM 5. DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the Company’s Board of Directors.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

ITEM 6. DILUTION

There are currently 30,000 shares of common stock outstanding.

ITEM 7. SELLING SECURITY HOLDERS

None.

ITEM 8. PLAN OF DISTRIBUTION

Following this registration statement becoming effective, the selling stockholders may from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our shares of common stock offered hereby by the selling stockholders may be sold from time to time by such stockholders, or by pledges, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed “selling stockholders” for the purposes of this prospectus. Our shares of common stock may be sold:

• on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or
• in privately negotiated transactions.

The shares may also be sold in compliance with Rule 144 of the Securities Act, after the end of the applicable holding periods, as then in effect.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock.

The selling stockholders must comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.

bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

ITEM 9. DESCRIPTION OF SECURITIES

Common Stock

We are authorized by our Articles of Incorporation to issue 500,000,000 shares of common stock, no par value. As of July 12, 2011 there were 30,000 shares of common stock issued and outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

There are no preferred shares authorized to be issued.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

  We presently serve as our own transfer agent and registrar for our common stock.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Warren Nemiroff located at 9595 Wilshire Blvd., Suite 900, Beverly Hills, CA 90212 pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements of CK Vineyards, Inc., a California corporation have been included in this Prospectus and elsewhere in the registration statement in reliance on the report of Chang G. Park, CPA, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

ITEM 11. INFORMATION WITH RESPECT TO CK VINEYARDS, INC.

Description of Business

CK Vineyards, Inc. is the accumulation of years of planning and development of a 20 acre vineyard site in Temecula California.  The business will be sales driven with a competitive advantage in production, operations and marketing.

Temecula is well known for this Southern California vineyard region.  The purpose of the Business Plan is to communicate and asses the opportunity of building a tasting room, barrel facility, and operating a profitable business enterprise. Consideration has been given to the following factors:

•

Location

•

Complementary business climate

•

Mature and emerging market

•

Expertise of management

•

Competitive advantage

•

Brand recognition

•

Availability of 3rd party contact services

•

Site features and benefits

•

Identify and articulate the business opportunity

•

Assessment of risk and mitigation

History

The property was selected from several sites available in the market in 2005-2006. In June, 2006 a small group of investors purchased the site with cash and debt for $1,585,000. Due to the expertise of Jim Quirk in both entitlement and winery construction, he began the process to split the 20 acre agricultural property into two 10 acre commercial sites with the intent to either develop or sell one of the 10 acre sites for profit and capital return. During the entitlement and lot split process, ownership has decided to submit plans for approval to build a winery and tasting room as a build to suit or owner operator business opportunity. The property is expected to have an appraised value of $1,300,000 with the additional $400,000 of entitlement and plans approved for permits. Management believes this approval minimizes the risk and adds substantial value to the property, collateral, and success of the business plan.

We acquired this specific 20+ acre site because:

•

CV (Citrus Vineyard) zoning allows one (1) winery - Tasting & Production facilities and B & B, for each 10+ acre site.

•

The soil is perfect for growing grapes.

•

The property has been dividing into two (2) 10 acre sites for value-added similar to a residential sub-division with our entitlement on June 10, 2008.

•

The site is in Winery Row, approximately 250 yards north of Rancho California, the main road for winery tours.

•

Calle Contento Road is one of the first cross streets on the tour and already has several vineyards and wineries in production.

•

The topology for grape growing is gentle slope, facing west/southwest for incredible sunset views and cool evening breezes.

•

Adjacent to existing Alex’s Red Barn Winery, Long Shadow Winery and Falkner Winery makes this site on the path of tours”.

•

CV zoning on 10 acres provides for 20 room B & B and special events (weddings, restaurant, tasting, music events, etc.) and adds a complement to CK Vineyards.

•

Additionally the added 10 acre site can have commercial, production, and a wine label for private stock branding.

•

The street has already been widened, newly paved, and underground utilities up-to-date keeping the assessment low.

•

CV zoning has a lower tax base if 75% of the acreage is held in vineyards. Due to the limitations of 10+ acre parcels there will be fewer wineries in the area in the future.

Sales deposits are expected to be $352k and $1.38M for years one and two respectively.  Cash flow is expected to be consistently positive after month 14.

Lastly, it is important to point out that there is some seasonality to the business in that club sales occur 4-5 times a year. Since management has identified these cycles, a strategic plan for production and distribution is incorporated into this plan. Additionally, there are sales spikes (and subsequent increase in cash flow) with harvest, special events, holiday weekends, and cycles of the region. Southern California wineries experience a near 10 month season to help level sales and expense cycles. Management expects to operate accordingly with prudent cash management and building of reserves.

Sales Strategy

CK Vineyards, Inc. plans to market its wines as a taste of Southern California and, even more specifically, of the Temecula Valley. The Temecula Valley needs a wine that stands out from the herd. We intend to make this very product with a wine that re presents a smooth blend of the Southern California sun, fine fruit from its fields, and the rich Temecula Valley wine making history. With our collective background in the wine business, we believe that our winery will prove to be of the finest quality and best value in the valley.

The CK Vineyards, Inc.’s management team will use a variety of marketing approaches including local periodicals, the Barrel Tasting Festival, the Temecula Valley Balloon & Wine Festival, and various other opportunities provided by our membership in t he Temecula Valley Wine growers Association and the Chamber of Commerce.  We have additional plans for a Rewards Card rebate program for our regular patrons. Sale of the company’s Wines will be handled by internal and external sales forces as well as independent agents and representatives for individualized sales.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Employees

We currently have zero employees. We do use Robert Kipper, the Chief Executive Officer, Dennis Cullen, the President and Jim Quick the Secretary of the Company, to provide management services to us. There are no formal employment agreements between the Company and our current executive officers.

Description of Property

The Company does not have any property interest and is not tantamount to property ownership. The Company does not have any plants or other property. The Company's principal operations are located in Temecula California. It is not anticipated that expanded facilities will be in the near future.

Legal Proceedings

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the period ended March 31, 2011 with respect to their doubt about our ability to continue. The Company has incurred operating losses since its inception in 2009, and has an accumulated deficit of $12,344 at March 31, 2011 which together raises doubt about the Company’s ability to continue as a going concern. Our ability to continue as a going concern will be determined by our ability to sustain a successful level of operations and to continue to raise capital from debt, equity and other sources. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

Our cash balance is $311 as of March 31, 2011. We generated no in revenues during the three months ended March 31, 2011 and 2010. We expect that we have adequate funds available to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling supplements. There is no assurance we will ever reach that stage.

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is minimal historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must constantly maintain the proper amount of inventory, pricing, market share and keep overhead to a minimum. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Consolidated Financial Statements, and several of those critical accounting policies are as follows:

Revenue Recognition. The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition."  Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

Recent Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Results of Operations

Results of Operations for the year ended December 31, 2010 and 2009.

The Company generated no revenues during the 12 months ended December 31, 2010 and 2009.

Operating Costs and Expenses

General and administrative expenses during the 12 months ended December 31, 2010 were $9,589 compared to $700 for the 12 months ended December 31, 2009.

Results of Operations for the three months ended March 31, 2011 and 2010.

The Company generated no revenues during the three months ended March 31, 2011 and 2010.

Operating Costs and Expenses

Operating expenses during the three months ended March 31, 2011 and 2010 were $2,055 compared to $0 for the three months ended March 31, 2010.

Management

Directors, Executive Officers and Significant Employees

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees.

Name	Age	Position
Robert Kipper	63	Chief Executive Officer and Director
Dennis Cullen	61	President and Director
James Quirk	70	Secretary and Director

Robert Kipper, Chief Executive Officer and member of the Board of Directors

Robert Kipper is a Vietnam Veteran and started Kipper Insurance Agency in 1987. In 2005, after selling a portion of the company, he formed KIAC, Inc. were he is President and CEO, A California Corporation.  Licensed in California as well as Nevada his company expanded to over $3,000,000 in revenue.  KIAC, Inc. represents preferred major insurers such as Travelers, Mercury and Progressive which makes the company very competitive.  His expertise consist of commercial general liability, product liability, group medical, workers compensation and residential insurance coverage as well as consulting.  He is very aware of the importance of customer satisfaction.

Consultation of new business ventures such as Electronic Output Solutions, Vista, California.  Today EQS employs 28 people with revenues of over $7,000,000. Currently, on the Board of Directors of the American Agents Alliance for the state of California and has been nominated as Vice President.  American Agents Alliance consists of over 900members. As a nonprofit organization assisting agents throughout California and all the western states.  As a volunteered position we help agents run their agencies and maintain good business ethics. As a chair person on the legislative committee I have worked directly with Harvey Rosenfield in implementing consumer advocacy groups for the consumer.

Mr. Kipper is a sergeant and member of local Honorary Deputy Sheriffs Association as well as the San Diego Law Enforcement Foundation working to help his community. Also, been associated with Cal State San Marcos University business department in senior development.

Prior to entering into the insurance business, Mr. Kipper was employed with NCR Corporation as purchasing agent.  Upon accepting purchasing manager's position, he was employed with National Semiconductor Corporation. Mr. Kipper earned an AA degree from Citrus Jr. College, Azusa, California in 1972. He attended San Diego State University earning a Bachelor of Science degree in Business Administration with emphasis in business management.  While attending SDSU, Mr. Kipper earned a minor in education and received a California teaching credential, graduating in 1977. Using his teaching credentials, he taught at San Diego State University, Grossmont College and Mira Costa College.  Courses of instruction consisted of Business Management, Retail Management, Salesmanship, Business Law, Marketing, and introduction to small Business.

In 2006, thru 2009 Mr. Kipper was involved in RDA Vineyard and Winery which included but not limited to management, distribution, inventory, advertising and employee hiring.  Beginning in 2008 to present, direct involvement with Wheeler Ridge Winery & Vineyards developing design, workflow, cash flow, inventory, marketing, etc. for new entity. He designed and build his home in La Costa California in 1987 and resides there with his wife, Harriet who is a registered nurse. They have been married for 43 years and have a son, Chad, who graduated with an IT degree from Cal State San Marcos University, San Marcos CA.

Dennis Cullen, President and member of the Board of Directors

Dennis Cullen began his professional career at Hughes Aircraft Company in 1978 as a Logistics Engineer.  Several years later (1982) he took a position with Rockwell international responsibility as a lead of group of 4 - 7 individuals obtaining data from subcontractors.  In 1986 to present, Dennis took a job with Northrop Grumman Corporation in Pico Riviera as a Major Subcontracts Lead responsible for procuring $100 million dollars of hardware to support the production of the B-2 Bomber.  In 2002 Dennis transferred to Northrop Grumman in San Diego and is the Obsolescence Manager supporting the Global Hawk unmanned air vehicle.

Prior to Dennis's professional career, Mr. Cullen was one of the leaders in his home town, Swansea, Mass. starting the Swansea Independent Baseball league for children 9 - 12.  This league is still active and now affiliated with the US Bronco League.

Mr. Cullen attended Bristol Community College, New England Technical Institute, Cerritos College, UCLA, and Dale Carnegie.  Mr. Cullen manages his own investment and has an interest in stocks and mutual funds.  Also, of interest are reading books on economics and personal investing.

In 2006 thru 2009 Mr. Cullen was involved in RDA Vineyard and Winery which included but not limited to management, distribution, inventory, advertising and employee hiring.  In 2008 to present direct involvement with Wheeler Ridge Winery & Vineyards developing design, workflow, cash flow, inventory, and marketing, for new entity. He is currently on the board of directors as Treasurer of Meadowview Homeowners Association which manages $500,000 annual budget for 900 homes.

James A. Quirk, Corporate Secretary and member of the Board of Directors

James Quirk has been a licensed general contractor since 1968. His ongoing interest and participation in the wine industry includes the most recent completion of Leonesse Cellars Winery here in Temecula.  In the course of this project, he completed a ground up development of the design, project management, construction of the barrel facility, tasting facility, chef's kitchen, and covered eating restaurant area.  In addition to these responsibilities, he also managed the construction fund and time line commitments.  He was personally an investor in OBG Partners, a 100-acre vineyard operation in Temecula, and was a Managing Council Member and the Architectural Committee Chair Person.  He was involved in the site making, building, and completion of  J. Jenkins Winery in Julian, CA  and the catwalk system at Keyways Winery, also in Temecula. Beginning in 2006 to present direct involvement with Wheeler Ridge Winery & Vineyards developing design, workflow, cash flow, inventory, marketing, etc. for new entity.

Executive Compensation

Summary Compensation

Our current officer received no compensation. The current Board of Directors is comprised of Robert Kipper, Dennis Cullen and James Quirk.

Summary Compensation Table

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock ($)	Options Awards ($)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Robert Kipper, CEO and Director	0	0	0	0	0	0	0	0
Dennis Cullen President and Director	0	0	0	0	0	0	0	0
James Quirk Secretary and Director	0	0	0	0	0	0	0	0

There are no current employment agreements between the Company and its executive officers.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Employment Agreements

We currently do not have any Employment Agreements.

Stock Option Plans

There are no option plans.

Security Ownership of Certain Beneficial Owners and Management

Principal Shareholders

The following table sets forth, as of July 12, 2011, information about the beneficial ownership of our capital stock with respect to each person known by CK Vineyards, Inc. to own beneficially more than 5% of the outstanding capital stock, each director and officer, and all directors and officers as a group.

	Number of Shares Beneficially Owned		Percentage of Class (2)
Name and Address(1)		Class
Robert Kipper CEO and Director	10,000	Common	33.3%
Dennis Cullen President and Director	10,000	Common	33.3%
James Quirk Secretary and Director	10,000	Common	33.3%

All directors and executive officers (3 persons)	30,000	Common	100%
*Denotes less than 1%

1)     Unless noted otherwise, the address for all persons listed is c/o the Company at 39730 Calle Contento, Temecula, CA 92591-4014

2)    The above percentages are based on 30,000 shares of common stock outstanding as July 12, 2011.

Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

None.

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only three directors. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the member’s of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Legal Matters

All legal matters of CK Vineyards, Inc. linked to the filing of this prospectus and ongoing legal matters that may arise will be handled by Law Offices of Warren Nemiroff.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,902.50
Accounting & Administrative expenses	$5,000.00
Legal fees	$5,000.00
Total	$12,902.50

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-Laws allow for the indemnification of its officers and/or directors in regards to their carrying out the duties of their office. The Board of Directors will make determination regarding the Indemnification of a director, officer or employee as is proper under the circumstances if he or she has met the applicable standard of conduct set forth in California Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933 for a director, officer and/or person controlling CK Vineyards, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.  EXHIBITS

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Articles of Incorporation		S-1		3.1	6/02/2011
3.2	By-Laws		S-1		3.2	6/02/2011
23.2	Consent of Independent Auditors		S-1		23.2	6/02/2011
99.1	Subscription Agreement		S-1		99.1	6/02/2011

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

 (a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

 (b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the  offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

 (d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Temecula, California on July 12, 2011.

CK VINEYARDS, INC.

By: /s/ Robert Kipper

Robert Kipper

Chief Executive Officer and Director

POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. Andrew Kandalepas as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1/A, has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert Kipper	Chief Executive Officer and Director	July 12, 2011
Robert Kipper	(Principal Executive Officer)

INDEX TO FINANCIAL STATEMENTS

December 31, 2010

Chang G. Park, CPA, Ph. D.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

CK Vineyards, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of CK Vineyards, Inc. (the Development Stage “Company”) as of December 31, 2010 and 2009 and the related statement of operation, changes in shareholders’ equity and cash flow for the years then ended and the period from January 16, 2009 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CK Vineyards, Inc. as of December 31, 2010 and 2009, and the result of its operation and its cash flow for the years then ended and the period from January 16, 2009 (inception) to December 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang Park

CHANG G. PARK, CPA

May 9, 2011

San Diego, CA. 92111

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

BALANCE SHEETS

As of December 31, 2010 and 2009

	December 31, 2010	December 31, 2009
Assets Current assets
Cash and cash equivalents	$3,366	$355

Total assets	$3,366	$355

Liabilities and Stockholders' Deficit
Current liabilities
Related Party Payable	$12,600	$-

Total Current Liabilities	12,600	-

Total Liabilities	12,600	-
Stockholders’ Equity: Common Stock, 1,000,000 shares authorized with no par value, and 30,000 shares issued and outstanding	1,055	1,055
Deficit accumulated during development stage	(10,289)	(700)
Total stockholders' equity (Deficit)	(9,234)	355

Total liabilities and stockholders' equity	$3,366	$355

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

STATEMENTS OF OPERATIONS

For the Year ended December 31, 2010,

the period from Inception (January 16, 2009) to December 31, 2009,

and from Inception to December 31, 2010

	Year ended December 31, 2010	Period from 1/16/2009 (inception) to 12/31/09	Period from 1/16/2009 (inception) to 12/31/2010

Revenue	$ -	$ -	$ -

Total Revenue	-	-	-

Operating expenses:
Professional	9,500	700	10,200
General and Administrative	89	-	89
Total operating expenses	9,589	700	10,289
Loss from operations	(9,589)	(700)	(10,289)
Other income or (expense)
Interest expense	-	-	-

Profit (Loss)	(9,589)	(700)	(10,289)

Common shares outstanding	30,000	30,000	30,000

Net (loss) per share	$ (0.3196)	$ (0.0233)

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

STATEMENTS OF CASH FLOWS

For the Year ended December 31, 2010,

the period from Inception (January 16, 2009) to December 31, 2009,

and the period from Inception to December 31, 2010

	For the Year Ended December 31, 2010	For the Period from inception to December 31, 2009	For the Period of Inception to December 31, 2010
Cash flows from operating activities
Net (Loss) for the period	$ (9,589)	$ (700)	$ (10,289)

Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
	-	-	-
Net cash (used) by operating activities	(9,589)	(700)	(10,289)
Cash flows from Investing Activities:

	-	-	-
Net cash (used) by investing activities	-	-	-
Cash Flows from Financing Activities:
Proceeds from Related Party	12,600	-	12,600
Proceeds from common stock	-	1,055	1,055
Net cash provided by financing activities	12,600	1,055	13,655

Net increase (decrease) in cash	3,011	355	-
Cash – beginning	355	-	-
Cash – ending	$ 3,366	$ 355	$ 3,366

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC. (A DVELOPMENT STATAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY January 16, 2009 (Inception) to December 31, 2010

	Common Shares	Common Stock	Retained Deficit	Total
Issuance of common shares 1/16/2009	30,000	1,055	-	1,055
Net (Loss) for the period	-	-	(700)	(700)
Balance December 31, 2009	30,000	1,055	(700)	355

Net Loss for the period	-	-	(9,589)	(9,589)
Balance December 31, 2010	30,000	1,055	(10,289)	(9,234)

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

CK Vineyards, Inc. (the “Company”) was incorporated under the laws of the state of California on January 16, 2009. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities".  Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

The Company, will be known as Wheeler Ridge Winery and Vineyards, after developing a 20 acre site in Temecula, CA for cultivation and production of a full service vineyard and winery.

NOTE 2 - PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

B. Fixed Assets

Fixed assets are recorded at cost.  Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred.

C. Research and development expenses

Research and development expenses are charged to operations as incurred. For the periods in question there was no costs incurred.

D. Advertising expenses

Advertising and marketing expenses are charged to operations as incurred. There were no costs incurred.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

E. Stock-based compensation

We follow ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

F. Income Taxes

Income taxes are provided in accordance with Codifications topic 740, “Income Taxes”, which requires an asset and liability approach for the financial accounting and reporting of income taxes.  Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns.  Tax rate changes and changes in tax law are reflected in income in the period such changes are enacted.

H. Earnings (loss) per share

Basic earnings (loss) per share are computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of the balance sheet dates the Company had no outstanding warrants.

I. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not  previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 5 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $10,298 as of December 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from director and/or private placement of common stock.

NOTE 6 - COMMON STOCK

The Company issued 30,000 shares of its common stock, to its three owners for cash of $1,055 on February 15, 2009.

The Company has 1,000,000 shares of Common Stock authorized without par value.

CK VINEYARDS, INC.

(A DVELOPMENT STATAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 7 - EMPLOYMENT AGREEMENTS

The Company presently has no agreements in place.

NOTE 8 - RELATED PARTY PAYABLE

At December 31, 2010 the company was advance funds by its founders for operations. Terms are without interest payable on demand.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2011	December 31, 2010
Assets Current assets
Cash and cash equivalents	$311	$3,366
Deposit	1,000	-

Total assets	$1,311	$3,366

Liabilities and Stockholders' Deficit
Current liabilities
Related Party Payable	$12,600	$12,600

Total Current Liabilities	12,600	12,600

Total Liabilities	12,600	12,600
Stockholders’ Equity: Common Stock, 1,000,000 shares authorized with no par value, and 30,000 shares issued and outstanding	1,055	1,055
Deficit accumulated during development stage	(12,344)	(10,289)
Total stockholders' equity (Deficit)	(11,289)	(9,234)

Total liabilities and stockholders' equity	$1,311	$3,366

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

For the Quarter ended March 31, 2011, and 2010

the period from Inception (January 16, 2009) to March 31, 2011

	For the three months ended March 31, 2011	For the three months ended March 31, 2010	Period from 1/16/2009 (inception) to 03/31/2011

Revenue	$ -	$ -	$ -

Total Revenue	-	-	-

Operating expenses:
Professional	2,000	-	12,200
General and Administrative	55		144
Total operating expenses	2,055	-	12,344
Loss from operations	(2,055)	-	(12,344)
Other income or (expense)
Interest expense	-	-	-

Profit (Loss)	(2,055)	-	(12,344)

Common shares outstanding	30,000	30,000

Net (loss) per share	$(0.0685)	$(0.000)

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

For the Three Months ended March 31, 2011, and 2010 and for

the period from Inception (January 16, 2009) to, March 31, 2011

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010	For the Period of Inception to March 31, 2011
Cash flows from operating activities
Net (Loss) for the period	$ (2,055)	$ -	$ (12,344)

Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
(Increase) in Deposits	(1,000)		(1,000)
Net cash (used) by operating activities	(3,055)	-	(13,344)
Cash flows from Investing Activities:

	-	-	-
Net cash (used) by investing activities	-	-	-
Cash Flows from Financing Activities:
Proceeds from Related Party	-	-	12,600
Proceeds from common stock	-	-	1,055
Net cash provided by financing activities	-	-	13,655

Net increase (decrease) in cash	(3,055)	-	311
Cash – beginning	3,366	355	-
Cash – ending	$ 311	$ 355	$ 311

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

January 16, 2009 (Inception) to March 31, 2011

	Common Shares	Common Stock	Retained Deficit	Total
Issuance of common shares 1/16/2009	30,000	1,055	-	1,055
Net (Loss) for the period	-	-	(700)	(700)
Balance December 31, 2009	30,000	1,055	(700)	355

Net Loss for the period	-	-	(9,589)	(9,589)
Balance December 31, 2010	30,000	1,055	(10,289)	(9,234)

Net Loss for the period			(2,055)	(2,055)
Balance March 31, 2011	30,000	1,055	(12,344)	(11,289)

The accompanying notes are an integral part of these unaudited financial statements.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

CK Vineyards, Inc. (the “Company”) was incorporated under the laws of the state of California on January 16, 2009. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities".  Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

The Company, will be known as Wheeler Ridge Winery and Vineyards, after developing a 20 acre site in Temecula, CA for cultivation and production of a full service vineyard and winery.

NOTE 2 - PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

B. Fixed Assets

Fixed assets are recorded at cost.  Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred.

C. Research and development expenses

Research and development expenses are charged to operations as incurred. For the periods in question there was no costs incurred.

D. Advertising expenses

Advertising and marketing expenses are charged to operations as incurred. There were no costs incurred.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

E. Stock-based compensation

We follow ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

F. Income Taxes

Income taxes are provided in accordance with Codifications topic 740, “Income Taxes”, which requires an asset and liability approach for the financial accounting and reporting of income taxes.  Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns.  Tax rate changes and changes in tax law are reflected in income in the period such changes are enacted.

H. Earnings (loss) per share

Basic earnings (loss) per share are computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of the balance sheet dates the Company had no outstanding warrants.

I. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

CK VINEYARDS, INC.

(A DVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 5 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $12,344 as of March 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from director and/or private placement of common stock.

NOTE 6 - COMMON STOCK

The Company issued 30,000 shares of its common stock, to its three owners for cash of $1,055 on February 15, 2009.

The Company has 1,000,000 shares of Common Stock authorized without par value.

CK VINEYARDS, INC.

(A DVELOPMENT STATGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 7-EMPLOYMENT AGREEMENTS

The Company presently has no agreements in place.

NOTE 8-RELATED PARTY PAYABLE

At March 31, 2011 the company was advance funds by its founders for operations. Terms are without interest payable on demand.

NOTE 9-DEPOSIT

In March of 2011 the Company entered into an agreement, contingent upon financing, wherby they deposited $1,000 toward the purchase of land to be used as the vineyard in Temecula California. The total price is $1,100,000 with a completion date of September 30, 2011.